Exhibit 10.25

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of May 29, 2008, is made by and between Goodman Global, Inc., a Delaware corporation (the “Company”) and Charles Carroll (the “Executive”).

WHEREAS, the Executive entered into an employment agreement with Chill Acquisition, Inc., dated as of February 13, 2008 (the “Employment Agreement”);

WHEREAS, the Company, Chill Holdings Inc., and Chill Acquisition, Inc. entered into an Agreement and Plan of Merger, dated as of October 21, 2007 (the “Merger Agreement”), pursuant to which the Chill Acquisition, Inc. merged with and into the Company (the “Merger”) on February 13, 2008, and whereby Chill Acquisition, Inc. ceased to exist and the Company became a subsidiary of Chill Holdings, Inc.;

WHEREAS, the Company assumed the rights and obligations of Chill Acquisition, Inc. upon the closing of the Merger, including all such rights and obligations under the Employment Agreement;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein; and

WHEREAS, Section 11(b) of the Employment Agreement permits such amendment by a written agreement by the Executive and a duly authorized officer of the Company.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Executive hereby agree that the Employment Agreement is amended as follows:

1. Defined Terms. Except for those terms defined above, the definition of capitalized terms used in this Amendment shall have the meanings ascribed to them under the Employment Agreement.

2. New Section 6(f). The Employment Agreement shall be hereby amended by adding the following new Section 6(f):

“(f) Notwithstanding anything to the contrary herein, and subject to Executive’s continued compliance with Sections 7 and 8, and execution of the Release (in the manner described in Section 6(c)(iii) above), if Executive’s employment is terminated for any reason during the Employment Term (other than Executive’s death or by the Company for Cause) or upon the expiration of the Employment Term, Executive and Executive’s lawful spouse shall be entitled to continue participating in the Company’s group health plans until Executive reaches age 65 or, if later, Executive’s qualifying age under Medicare; provided that Executive will pay 100% of the premium that would have been payable if such continued coverage was provided under COBRA (less the 2% COBRA administrative surcharge).”

3. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and the Executive.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment, each as of the day and year first set forth above.

Goodman Global, Inc.

/s/ Erik Ragatz
By:	Erik Ragatz
Its:	Director

Executive

/s/ Charles Carroll
By:	Charles Carroll

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